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As Filed with the Securities and Exchange Commission on November 6, 2002
                                                     Registration No.: 333-86012
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          AMERISOURCEBERGEN CORPORATION
               (Exact Name of Registrant as Specified in Charter)

                 DELAWARE                                  23-3079390
      (State or Other Jurisdiction of                  (I.R.S. Employer
      Incorporation or Organization)                 Identification Number)

                          1300 Morris Drive, Suite 100
                      Chesterbrook, Pennsylvania 19087-5594
                                 (610) 727-7000
                   (Address, including zip code, and telephone
             number, including area code, of Registrant's principal
                               executive offices)

           BERGEN BRUNSWIG PRE-TAX INVESTMENT RETIREMENT ACCOUNT PLUS
                           EMPLOYER CONTRIBUTION PLAN

                            (Full title of the plan)

                           William D. Sprague, Esquire
                          AmerisourceBergen Corporation
                          1300 Morris Drive, Suite 100
                           Chesterbrook, PA 19087-5594
                     (Name and address of agent for service)

                                 (610) 727-7000
          (Telephone number, including area code, of agent for service)


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                                EXPLANATORY NOTE

          Upon its effectiveness on April 11, 2002, this Registration Statement of AmerisourceBergen Corporation (the "Registrant") on Form S-8, Registration No. 333-86012 (the "Registration Statement"), covered 200,000 shares of common stock of the Registrant, par value $.01 per share ("Common Stock") which were available for issuance under the Bergen Brunswig Pre-Tax Investment Retirement Account Plus Employer Contributions Plan (the "Bergen Plan").

          In connection with the approval and adoption by the Registrant to merge the Bergen Plan into the AmeriSource Corporation Employee Investment Plan (the "AmeriSource Plan") and to rename the AmeriSource Plan the AmerisourceBergen Employee Investment Plan (the "Employee Investment Plan"), no further issuances of shares of Common Stock will hereafter be granted under the Bergen Plan.

          In accordance with the undertaking of the Registrant given pursuant to
Item 512(a)(3) of Regulation S-K, by this Post-Effective Amendment No. 1 to Registration Statement No. 333-86012, the Registrant hereby deregisters any shares of Common Stock covered by the Registration Statement which have not been issued to Bergen Plan participants and due to the termination of the Bergen Plan, will never be issued under the Bergen Plan.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, and in accordance with Rule 478(a) (4) under the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Pennsylvania, on November 6, 2002.

                              AMERISOURCEBERGEN CORPORATION

                              By: /s/ R. David Yost
                                  ------------------
                                  Name:  R. David Yost
                                  Title: Chief Executive Officer